EXHIBIT 15

                           LIMITED POWER OF ATTORNEY

     BY THESE PRESENTS, the undersigned does hereby constitute and appoint, PETER W. HERMAN and RICHARD E. SALOMON, or each or either of them, as my true and lawful attorneys, for me, in my name, place and stead, to execute, acknowledge and deliver (1) a merger proposal to Rockefeller Center Properties, Inc. ("RCPI") or any amendments or supplements thereto on behalf of a group consisting of the undersigned, Goldman, Sachs & Co. and Tishman Speyer Properties, L.P. and any affiliates thereof and any other investors which may become a part of such group (the "Investor Group"), (2) any memoranda of understandings among the members of the Investor Group or other agreements or documents organizing the members of the Investor Group as a corporation, partnership, limited liability company, real estate investment trust or any business entity, (3) any agreements, instruments or documents necessary or desirable in order to give effect to a merger between the Investor Group or any entity formed by the Investor Group and RCPI and any transactions in connection therewith and, in addition, without in any way limiting the foregoing, generally to do, execute and perform any other act, deed, matter or thing whatsoever, that ought to be done, executed and performd, of that, in the opinion of any of my said attorneys ought to be done, executed or performed in respect of the foregoing as fully effectual as I could do if personally present.

     And I do herewith ratify and confirm all whatosoever that any of my said attorneys or their subsitutes, has done, shall do, or shall cause to be done, in respect of the foregoing, by virtue of this power of attorney.

     This instrument may not be changed orally and may be revoked only by an instrument in writing executed by the undersigned and delivered to the above-named attorneys-in-fact.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal as of the 1st Day of October, 1995.

                                          /s/ David Rockefeller


STATE OF NEW YORK          )
                           :  ss.:
COUNTY OF NEW YORK         )


     On the 1st Day of October, 1995, before me personally came David Rockefeller, to me known to be the individual described in and who executed the following instrument, and acknowledged that he executed the same.


                                         /s/ Alice S. Victor
                                         -----------------------------------
                                         Alice S. Victor
                                         Notary Public, State of New York
                                         No. 31-4809394
                                         Qualified in New York County
                                         Commission Expires January 31, 1997